Exhibit 21.1

SUBSIDIARIES OF BTCS INC.

Name of Subsidiary	Jurisdiction of Organization
BitcoinShop.us, LLC	Maryland
BTCS Digital Manufacturing (f/k/a BTCS Acquisition Corp)	Nevada